Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Achilles Therapeutics plc

We consent to the use of our report dated March 1, 2022, with respect to the consolidated financial statements of Achilles Therapeutics plc, incorporated herein by reference.

/s/ KPMG LLP

United Kingdom

March 1, 2022